Birner Dental Management Services, Inc. Announces Earnings For Year Ended And Fourth Quarter 2010

DENVER, March 24, 2011 /PRNewswire/ -- Birner Dental Management Services, Inc. (Nasdaq: BDMS),operators of PERFECT TEETH™dental practices and Vantage Dental Implant Center, announced results for the year and quarter ended December 31, 2010. For the year ended December 31, 2010, revenue increased $4.8 million, or 8.1%, to $64.0 million. The Company's earnings before, interest, taxes, depreciation, amortization, non-cash expense associated with stock-based compensation and discontinued operations ("Adjusted EBITDA") decreased $792,000, or 10.9%, to $6.5 million. Net income for the year ended December 31, 2010 decreased $482,000, or 25.0%, to $1.4 million compared to $1.9 million for the same period of 2009. Earnings per share decreased 25.8%, to $0.75 for the year ended December 31, 2010 compared to $1.02 for the year ended December 31, 2009.

For the quarter ended December 31, 2010, revenue increased $1.5 million, or 10.8%, to $15.7 million. The Company's Adjusted EBITDA decreased $493,000, or 30.9%, to $1.1 million for the quarter ended December 31, 2010 compared to $1.6 million for the quarter ended December 31, 2009. Net income for the quarter ended December 31, 2010 decreased $156,000, or 43.1%, to $207,000. Earnings per share decreased 43.6%, to $.11 for the quarter ended December 31, 2010 compared to $.19 for the quarter ended December 31, 2009.

The increase in revenue of $4.8 million for the year ended December 31, 2010 was attributable to $4.3 million in additional revenue related to three offices acquired in the third and fourth quarters of 2009 and two de novo offices opened in the first and fourth quarters of 2010. Same store revenue (based on 57 offices open during each full year) increased $481,000. The increase in revenue of $1.5 million for the quarter ended December 31, 2010 was attributable to $832,000 in additional revenue related to two offices acquired in the fourth quarter of 2009 and two de novo offices opened in the first and fourth quarters of 2010. Same store revenue (based on 58 offices open during each full quarter) increased $708,000, or 5.1%, primarily due to increased revenue related to a clinical quality improvement program initiated by the Company during 2010.

For the year ended December 31, 2010, advertising expenses increased $890,000 compared to the year ended December 31, 2009. For the fourth quarter ended December 31, 2010, advertising expenses increased $497,000 compared to the fourth quarter ended December 31, 2009.

While the Company's Perfect Teeth dental offices generated strong financial results in the fourth quarter of 2010, the performance of Vantage Dental Implant Center negatively affected the Company's Adjusted EBITDA and earnings. The Company anticipates this to continue into 2011.

During 2010, the Company had capital expenditures of $3.4 million, purchased 39,805 shares of its Common Stock for approximately $676,000 and paid approximately $1.4 million in dividends to its shareholders. During 2010, bank debt decreased approximately $845,000, which reduced total debt outstanding to $4.4 million at December 31, 2010. The Company continues to have strong operating cash flows and has maintained a conservative financial position.

The Company's board of directors has approved an increase in the Company's quarterly dividend to $.22 per share from $.20 per share. This increase will be effective with the dividend payable in July 2011.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona. The Company currently manages 64 dental offices, of which 38 were acquired and 26 were de novo developments. The Company currently has 119 dentists. The Company operates its dental offices under the PERFECT TEETH™ name. Birner Dental also operates one Vantage Dental Implant Center in Colorado.

The Company previously announced it would conduct a conference call to review results for the year and quarter ended December 31, 2010 on Thursday, March 24, 2011 at 9:00 a.m. MT. In addition to current operating results, the teleconference may include discussion of management's expectations of future financial and operating results. To participate in this conference call, dial in to 1-888-312-9865 and refer to Confirmation Code 9726975 approximately five minutes prior to the scheduled time. If you are unable to join the conference call on March 24, the rebroadcast number is 1-888-203-1112 with the pass code of 9726975. This rebroadcast will be available through April 7, 2011.

Non-GAAP Disclosures

This press release includes a non-GAAP financial measure with respect to Adjusted EBITDA. The non-GAAP financial measure included in this press release may be different from, and therefore may not be comparable to, similar measures used by other companies. Please see the last page of this release for more information on the reconciliation of Adjusted EBITDA to GAAP measures.

Forward-Looking Statements

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These include statements regarding the Company's growth prospects and performance in 2010 and other future periods, implied future results as a result of the Company's training program to improve productivity of its dentists and hygienists and results at the Vantage Dental Implant Center opened in October 2010. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These and other risks and uncertainties are set forth in the reports filed by the Company with the Securities and Exchange Commission. The Company disclaims any obligation to update these forward-looking statements.

For Further Information Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer
(303) 691-0680

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
	Quarters Ended				Years Ended
	December 31,				December 31,
	2009		2010		2009		2010
REVENUE:	$ 14,209,250		$ 15,749,451		$ 59,172,973		$ 63,992,633

DIRECT EXPENSES:
Clinical salaries and benefits	8,014,142		8,815,502		33,886,996		36,261,034
Dental supplies	519,996		803,338		2,198,631		2,778,532
Laboratory fees	638,420		741,106		2,597,300		2,817,198
Occupancy	1,222,536		1,327,481		4,736,598		5,235,709
Advertising and marketing	136,959		633,581		450,797		1,341,002
Depreciation and amortization	542,905		644,158		2,226,571		2,432,427
General and administrative	1,242,242		1,527,346		4,640,542		5,547,121
	12,317,200		14,492,512		50,737,435		56,413,023

Contribution from dental offices	1,892,050		1,256,939		8,435,538		7,579,610

CORPORATE EXPENSES:
General and administrative	1,078,590	(1)	925,399	(1)	4,291,325	(2)	4,366,767	(2)
Depreciation and amortization	21,088		15,571		86,809		79,061

OPERATING INCOME	792,372		315,969		4,057,404		3,133,782
Interest expense (income), net	56,184		25,627		175,938		155,170

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	736,188		290,342		3,881,466		2,978,612
Income tax expense	278,993		83,798		1,600,014		1,230,903
INCOME FROM CONTINUING OPERATIONS	457,195		206,544		2,281,452		1,747,709

DISCONTINUED OPERATIONS (Note 13):
Operating (loss) attributable to assets disposed of	(154,221)		-		(606,099)		(518,723)
(Loss) recognized on dispositions	-		-		-		-
Income tax benefit	59,923		-		249,713		214,233

LOSS ON DISCONTINUED OPERATIONS	(94,298)		-		(356,386)		(304,490)

NET INCOME	$ 362,897		$ 206,544		$ 1,925,066		$ 1,443,219

Net income per share of Common Stock - Basic
Continuing Operations	$ 0.24		$ 0.11		$ 1.22		$ 0.94
Discontinued Operations	(0.05)		-		(0.19)		(0.16)
Net income per share of Common Stock - Basic	$ 0.19		$ 0.11		$ 1.03		$ 0.78

Net income per share of Common Stock - Diluted
Continuing Operations	$ 0.24		$ 0.11		$ 1.20		$ 0.91
Discontinued Operations	(0.05)		-		(0.18)		(0.16)
Net income per share of Common Stock - Diluted	$ 0.19		$ 0.11		$ 1.02		$ 0.75

Cash dividends per share of Common Stock	$ 0.17		$ 0.20		$ 0.68		$ 0.80

Weighted average number of shares of
Common Stock and dilutive securities:
Basic	1,865,204		1,849,842		1,863,596		1,857,084

Diluted	1,893,125		1,909,600		1,895,441		1,915,148

(1)

Corporate expenses - general and administrative includes $158,248 of stock-based compensation expense pursuant to ASC Topic 718 and $81,792 related to a long-term incentive program for the quarter ended December 31, 2009; and $131,034 of stock-based compensation expense pursuant to ASC Topic 718 and ($3,124) related to a long-term incentive program for the quarter ended December 31, 2010.

(2)

Corporate expenses - general and administrative includes $657,033 of stock-based compensation expense pursuant to ASC Topic 718 and $245,376 related to a long-term incentive program for the year ended December 31, 2009; and $585,816 of stock-based compensation expense pursuant to ASC Topic 718 and $249,920 related to a long-term incentive program for the year ended December 31, 2010.

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,
ASSETS	2009	2010

CURRENT ASSETS:
Cash and cash equivalents	$ 779,622	$ 406,208
Accounts receivable, net of allowance for doubtful
accounts of $371,762 and $315,333, respectively	3,124,160	3,429,373
Deferred tax asset	195,170	207,530
Income tax receivable	-	435,800
Prepaid expenses and other assets	433,222	598,297

Total current assets	4,532,174	5,077,208

PROPERTY AND EQUIPMENT, net	3,532,011	5,123,934

OTHER NONCURRENT ASSETS:
Intangible assets, net	12,842,285	11,941,931
Deferred charges and other assets	153,734	155,674
Notes receivable	191,557	167,420

Total assets	$ 21,251,761	$ 22,466,167

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$ 1,934,468	$ 2,163,082
Accrued expenses	1,716,395	2,410,689
Accrued payroll and related expenses	1,795,968	1,945,020
Income taxes payable	267,160	18,484
Current maturities of long-term debt	920,000	690,000
Liabilities related to discontinued operations	-	50,207

Total current liabilities	6,633,991	7,277,482

LONG-TERM LIABILITIES:
Deferred tax liability, net	526,036	1,265,436
Long-term debt, net of current maturities	4,362,024	3,747,017
Other long-term obligations	2,112,395	2,254,539

Total liabilities	13,634,446	14,544,474

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Preferred Stock, no par value, 10,000,000 shares
authorized; none outstanding	-	-
Common Stock, no par value, 20,000,000 shares
authorized; 1,858,135 and 1,850,716 shares issued and
outstanding, respectively	164,255	493,638
Treasury stock purchased in excess of Common Stock basis	-	-
Retained earnings	7,475,212	7,433,205
Accumulated other comprehensive loss	(22,152)	(5,150)

Total shareholders' equity	7,617,315	7,921,693

Total liabilities and shareholders' equity	$ 21,251,761	$ 22,466,167

Reconciliation of Adjusted EBITDA

Adjusted EBITDA is not a U.S. generally accepted accounting principle ("GAAP") measure of performance or liquidity. However, the Company believes that it may be useful to an investor in evaluating the Company's ability to meet future debt service, capital expenditures and working capital requirements. Investors should not consider Adjusted EBITDA in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP. In addition, because Adjusted EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of Adjusted EBITDA to net income can be made by adding discontinued operations before income tax expense, depreciation and amortization expense - Offices, depreciation and amortization expense – Corporate, stock-based compensation expense, interest expense, net and income tax expense to net income as in the table below.

	Quarters Ended		Years Ended
	December 31,		December 31,
	2009	2010	2009	2010
RECONCILIATION OF EBITDA:
Net income	$362,897	$206,544	$1,925,066	$1,443,219
Add back:
Discontinued operations
(before income tax expense)	154,221	-	606,099	518,723
Depreciation and amortization - Offices	542,905	644,158	2,226,571	2,432,427
Depreciation and amortization - corporate	21,088	15,571	86,809	79,061
Stock-based compensation expense	240,039	127,910	902,409	835,736
Interest expense, net	56,184	25,627	175,938	155,170
Income tax expense	219,070	83,798	1,350,301	1,016,670

Adjusted EBITDA	$1,596,404	$1,103,608	$7,273,193	$6,481,006